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                                                                  Exhibit 99.1


CORPORATE PRESS RELEASE                                                [LOGO]


    CHARLES RIVER LABORATORIES INTERNATIONAL ANNOUNCES FILING OF REGISTRATION
                 STATEMENT FOR PUBLIC OFFERING OF COMMON STOCK


         WILMINGTON, MASS.; FEBRUARY 15, 2001: Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed public offering of 7,000,000 shares of its common stock.

         Credit Suisse First Boston Corporation and Lehman Brothers Inc. will act as joint lead managing underwriters for the offering and SG Cowen Securities Corporation, U.S. Bancorp Piper Jaffray Inc. and CSFBdirect Inc. will act as co-managing underwriters. The company will sell 3,500,000 shares in the offering and selling shareholders will sell the remaining 3,500,000.

         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         A copy of the preliminary prospectus may be obtained from the offices of Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, NY 10010, 212-325-2000, or by contacting any of the other managing underwriters.

                                     # # #


Contact: Dennis R. Shaughnessy
                  Marcia Gookin
                  Investor Relations
                  978-658-6000 ext. 1329
                  978-988-5665 (fax)
                  ir@criver.com